POWER OF ATTORNEY

(Section 16(a) Reporting)


KNOW ALL THE PEOPLE BY THESE PRESENTS, that the undersigned, an officer, director and/or shareholder of TRM Corporation (the "Company"), does hereby constitute and appoint Richard B. Stern and Jeffrey F. Brotman, and each of them, his true and lawful attorney and agent to execute in his name any and all reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 with respect to equity securities of the Company; and to file the same with the Securities and Exchange Commission and any applicable stock exchange, whether manually or electronically via my Edgar access codes, and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney revokes all prior Powers of Attorney relating to reporting under Section 16(a) and shall remain in effect until revoked by a subsequently filed instrument.


Dated:  February 22, 2008



/s/ Ethan S. Buyon
Ethan S. Buyon